Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278577

Prospectus Supplement

(To Prospectus dated May 3, 2024)

Up to $8,943,000

Common Stock

We have entered into  a sales agreement dated as of August 6, 2024, (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”) relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of such Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $8,943,000 from time to time through or to Roth acting as our agent or principal.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SONM.” On August 5, 2024, the last reported sale price of our common stock on Nasdaq was $3.12 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Roth is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Roth and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Roth for sales of common stock sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Roth will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Roth will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Roth with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and a “smaller reporting company” as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-3 of this prospectus supplement.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-5 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

As of July 30, 2024, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $26.8 million based on 4,836,476 shares of outstanding common stock as of July 30, 2024, of which 2,256,661 shares were held by our affiliates, and a price of $10.40 per share on June 26, 2024 (as adjusted for our reverse stock split), which was the highest closing sale price of our common stock on Nasdaq during the preceding sixty day period. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Roth Capital Partners, LLC

The date of this prospectus supplement is August 6, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $8,943,000 from time to time through Roth acting as our agent or principal at prices and on terms to be determined by market conditions at the time of the offering. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, including the documents incorporated by reference therein, which describes the specific details regarding this offering; and (2) the accompanying prospectus, including the documents incorporated by reference therein, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not, and Roth has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Roth take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Roth is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “Sonim,” “we,” “our,” “us” and the “Company” in this prospectus supplement and the accompanying prospectus, we mean Sonim Technologies, Inc. and its consolidated subsidiaries, unless otherwise specified.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

All information in this prospectus supplement assumes a 1-for-10 reverse stock split of our common stock, which was effected on July 17, 2024 (all share and per share amounts in this prospectus supplement have been presented on a retrospective basis to reflect the reverse stock split).

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and the corresponding section contained in our most recent Annual Report on Form 10-K, all of our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC from time to time, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and our financial statements and the related notes thereto appearing in such filings, before making an investment decision.

Overview

We are a leading U.S.-based provider of rugged solutions, including rugged phones, and connected devices. The Company’s growth strategy aims to enhance our leadership position in the rugged market by offering a comprehensive product portfolio that serves a broader customer base. We plan to penetrate the connected solutions market with high quality and competitively priced products and enter the prosumer phone market, where we offer more durable devices to mid and value tiers. Since the second quarter of 2023 through the filing date of this prospectus supplement, we have won thirteen product awards for our expanded portfolio from carriers and channel partners. These new products will launch throughout the second half of 2024.

We currently have device placements with the three largest wireless carriers in the United States – AT&T, Verizon and T-Mobile – as well as the three largest wireless carriers in Canada – Bell, Telus and Rogers. While we primarily sell through the wireless carrier channel, we also sell through distribution channels in North America and Europe. Our devices and accessories connect users with voice, data, workflow, and lifestyle applications that enhance the user experience while providing an extra level of protection.

Our solutions include ultra-rugged mobile phones capable of connecting to both public and private wireless networks, industrial-grade accessories that meet specific application requirements, and software applications and cloud-based tools that provide management and deployment services to our customers. We integrate Push-to-Talk (“PTT”) capabilities into both the hardware and software of our mobile phones, including a dedicated hard key that can initiate a PTT call even if the phone is in a sleep-state. The end customers of our solutions include construction, energy and utility, mining, recreation and hospitality, logistics, manufacturing, public sector and transportation entities. These customers primarily purchase our devices and accessories through their wireless carriers. The key attributes of our core solutions, tailored for the needs of our end users, include impact resistance, waterproofing, chemical resistant, and dustproof construction, extended battery life and extra loud audio, supported by a three-year comprehensive warranty. All of our devices run on the Android operating system, providing a familiar and intuitive user interface. Our smartphones have access to a library of millions of applications available through the Google Play Store. We have also implemented dozens of application programming interfaces specific to our mobile phones and have partnered with third-party application developers to create a purpose-built experience for our end users using these applications on our mobile phones. This includes working with the leading providers of PTT and mission-critical-PTT applications to deliver a seamless instant communications experience.

We currently have stocked phone and accessory products with the three largest U.S. wireless carriers: AT&T, T-Mobile and Verizon. This means that these carriers test and certify our mobile phones on their networks and maintain inventory in their warehouses. They then sell these products through their enterprise and retail sales teams to end customers, often on a subsidized or financed basis. Our full product portfolio is also stocked with the three largest Canadian wireless carriers.

S-2

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to comply with certain reduced public company reporting requirements. We have elected to take advantage of certain of the scaled disclosure available for emerging growth companies in this prospectus as well as our filings under the Exchange Act of 1934 (the “Exchange Act”) including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earliest of:

(1)	the last day of our fiscal year in which we have total annual gross revenue of $1.235 billion;

(2)	December 31, 2024 (the last day of our fiscal year following the fifth anniversary of the date on which Sonim consummated its initial public offering);

(3)	the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period; or

(4)	the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We are also a “smaller reporting company,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as:

(1)	the market value of our stock held by non-affiliates is less than $250 million; or

(2)	our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million.

Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.” If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company. For example, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. As a result, the information in this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference herein and therein that we provide to our investors in the future may be different than what investors might receive from other public reporting companies. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

Corporate Information

We were incorporated under the laws of the state of Delaware on August 5, 1999. Our principal executive offices are located at 4445 Eastgate Mall, Suite 200, San Diego, CA 92121, and our telephone number is (650) 378- 8100. Our website address is https://www.sonimtech.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase shares of our common stock.

S-3

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $8,943,000.

Common stock outstanding immediately following the offering	7,305,713 shares, assuming sales of 2,866,346 shares in this offering at an assumed offering price of $3.12 per share, which was the last reported sale price of our common stock on the Nasdaq on August 5, 2024.(1) The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of distribution	This is “at the market offering” that may be made from time to time on Nasdaq or other markets for our common stock in the United States through or to Roth, as our sales agent or principal. See the section titled “Plan of Distribution” in this prospectus supplement.

Use of proceeds	We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, for working capital and other general corporate purposes, including sales and marketing activities and product development. See “Use of Proceeds.”

Risk factors	See the section titled “Risk Factors” on page S-5 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“SONM”

(1)	The number of shares of our common stock to be outstanding immediately after this offering is based on 4,439,367 shares of our common stock outstanding as of March 31, 2024 and excludes, as of such date:

●	1 share of common stock issuable upon the exercise of outstanding warrants;

●	516,925 shares of common stock issuable upon the exercise of outstanding options;

●	68,073 shares of common stock issuable upon the vesting of outstanding restricted stock units issued under Sonim Technologies, Inc. 2019 Equity Incentive Plan, as amended (the “EIP”); and

●	398,818 shares of common stock that remain available for future equity grants under the EIP.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the outstanding options or warrants described above and (ii) a 1-for-10 reverse stock split of our common stock, which was effected on July 17, 2024.

S-4

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC from time to time, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations and cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 2,866,346 shares of our common stock is sold at a price of $3.12 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 5, 2024, for aggregate gross proceeds of approximately $8.9 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution (accretion) of $(0.75) per share. For a more detailed discussion of the foregoing, see the section titled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue shares of common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents, for working capital and other general corporate purposes, including sales and marketing activities and product development. The failure of our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Roth to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Roth after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Roth in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend for these statements to be entitled to the protection of the safe harbor provisions of these laws. All statements, other than statements of historical facts, included in this prospectus supplement or the documents incorporated herein by reference are forward-looking statements. Those statements appear in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this prospectus supplement and the documents incorporated herein by reference may include but are not limited to the statements about:

●	our business strategy and objectives;

●	our future financial performance and results of operations;

●	our expansion into new market segments and the development of our new segment of products (including but not limited to our plans of expansion to the European market in connection with the shutdown of business of Bullitt Group Ltd.);

●	our assessment of the market opportunities and our abilities to capitalize on such market opportunities;

●	our assessments of the impact of various events on our financial condition and results of operations;

●	our ability to regain and maintain compliance with the listing requirements of Nasdaq;

●	the performance of third parties upon which we depend, including manufacturers; and

●	expectations regarding the period during which we will qualify as a “smaller reporting company” or “emerging growth company.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

●	the availability of cash on hand and other sources of liquidity to fund our operations and grow our business;

●	our ability to compete effectively depends on multiple factors and we may not be able to continue to develop solutions to address user needs effectively;

●	we may not be able to continue to develop solutions to address user needs effectively, including our next-generation products, which could materially adversely affect our liquidity and our ability to continue operations;

●	a small number of customers account for a significant portion of our revenue;

S-6

●	our entry into the data device sector could divert our management team’s attention from existing products, cause delays in launching our new products, or otherwise have a significant adverse impact on our business, operating results, and financial condition;

●	we have failed and may continue to fail, to meet the listing standards of Nasdaq, and as a result, our common stock may become delisted, which could have a material adverse effect on the trading, liquidity, and market price of our common stock;

●	the financial and operational projections that we may provide from time to time are subject to inherent risks;

●	our ability to incorporate emerging technologies into our new consumer products given the lengthy development cycle;

●	our ability to adapt to shortened customer lead times and tightened inventory controls from our key customers;

●	we are materially dependent on some customer relationships that are characterized by product award letters and the loss of such relationships could harm our business and operating results;

●	our quarterly results may vary significantly from period to period;

●	we rely primarily on third-parties that we do not control for the performance of critical functions material to our business, such as manufacturers and partners;

●	if our products contain defects or errors, we could incur significant unexpected expenses, experience product returns and lost sales, experience product recalls, suffer damage to our brand and reputation, and be subject to product liability or other claims;

●	we are required to undergo a lengthy customization and certification process for each wireless carrier customer;

●	we are dependent on the continued services and performance of a concentrated and limited group of senior management and other key personnel;

●	we face risks related to the impact of various economic, political, environmental, social, and market events beyond our control that can impact our business and results of operations; and

●	other risks and uncertainties other risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and documents we have filed with the SEC thereafter.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should read this prospectus supplement and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

S-7

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to approximately $8.9 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.

We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents, for working capital and other general corporate purposes, including sales and marketing activities, and product development. We may also use a portion of the net proceeds for the acquisition of, or investment in, products, technologies, solutions, or businesses. However, we have no present commitments or agreements to enter into any acquisitions or investments.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects, and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Therefore, we cannot assure you that we will pay any cash dividends or other distributions to holders of our common stock, or as to the amount of any such cash dividends or other distributions.

S-8

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value of our common stock as of March 31, 2024 was approximately $19,839,000, or approximately $4.47 per share of common stock based upon 4,439,367 shares outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2024.

After giving effect to the sale of our common stock in the aggregate amount of $8,943,000 at an assumed offering price of $3.12 per share, the last reported sale price of our common stock on Nasdaq on August 5, 2024 (the “Last Reported Sale Price”), and after deducting offering commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2024 would have been approximately $28,248,710 million, or $3.87 per share of common stock. This represents an immediate increase (decrease) in net tangible book value of $(0.60) per share to our existing stockholders and an immediate dilution (accretion) in net tangible book value of $(0.75) per share to new investors in this offering at the assumed public offering price.

The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$3.12
Net tangible book value per share as of March 31, 2024	$4.47
Increase (decrease) in net tangible book value per share attributable to the offering	$(0.60)
As adjusted net tangible book value per share as of March 31, 2024 after giving effect to the offering		$3.87
Dilution (Accretion) in net tangible book value per share to new investors in this offering		$(0.75)

The table above assumes for illustrative purposes that an aggregate of 2,866,346 shares of our common stock are offered during the term of the Sales Agreement at a price of $3.12 per share, the Last Reported Sale Price, for aggregate gross proceeds of $8,943,000. The shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $1 per share in the price at which the shares are sold from the assumed offering price of $3.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8,943,000 during the term of the Sales Agreement is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $4.27 per share and would increase the dilution (accretion) in net tangible book value per share to new investors in this offering to $(0.15) per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1 per share in the price at which the shares are sold from the assumed offering price of $3.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8,943,000 during the term of the sales agreement with Roth is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $3.26 per share and would decrease the dilution (increase the accretion) in net tangible book value per share to new investors in this offering to $(1.14) per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our common stock offered.

The number of shares of our common stock to be outstanding immediately after this offering for the purpose of the above discussion and table is based on 4,439,367 shares of our common stock outstanding as of March 31, 2024 and excludes, as of such date:

●	1 share of common stock issuable upon the exercise of outstanding warrants;

●	516,925 shares of common stock issuable upon the exercise of outstanding options;

●	68,073 shares of common stock issuable upon the vesting of outstanding restricted stock units issued under the EIP; and

●	398,818 shares of common stock that remain available for future equity grants under the EIP.

To the extent that options or warrants have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Roth, under which we may issue and sell shares of our common stock from time to time through or to Roth. Pursuant to this prospectus supplement and accompanying prospectus, we may sell shares of our common stock having an aggregate gross sales price of up to approximately $8.9  million. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K on even date herewith and will be incorporated by reference into this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Roth of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Roth may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. The obligations of Roth under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. We may instruct Roth not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Roth may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Roth commissions, in cash, for its services in acting as agent in the sale of our common stock. Roth will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold through it under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Roth for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $40,000 and certain ongoing expenses in the amount of $2,500 per calendar quarter in connection with Roth’s ongoing diligence arising from the transactions contemplated by the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Roth under the terms of the Sales Agreement, will be approximately $0.2 million.

Settlement for sales of our common stock is generally anticipated to occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Roth in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Roth may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Roth will use its commercially reasonable efforts, consistent with its normal sales and trading practices, to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of our common stock on our behalf, Roth will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Roth will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Roth may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) upon the termination of the Sales Agreement as permitted therein. We and Roth may each terminate the Sales Agreement at any time by giving five (5) days’ written notice subject to the terms of the Sales Agreement.

Roth and its affiliates may provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Roth may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Roth may at any time hold long or short positions in such securities. To the extent required by Regulation M, Roth will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement in violation of Regulation M.

S-10

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon by Venable LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for Roth by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sonim Technologies, Inc. incorporated in this prospectus supplement and elsewhere in the registration statement by reference from Sonim Technologies, Inc.’s Annual Report on Form 10-K  for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that was declared effective on May 3, 2024 and do not contain all of the information set forth in that registration statement and the exhibits to the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You should read the actual documents for a more complete description of the relevant matters.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at https://ir.sonimtech.com. Through our website, we make available, free of charge, annual, quarterly, and current reports, proxy statements, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, the accompanying prospectus, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. All website addresses in this prospectus are intended to be inactive textual references only.

S-11

We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC under the Exchange Act :

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on April 26, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on March 14, 2024; April 29, 2024; May 03, 2024, as amended by our Current Report on Form 8-K/A filed with the SEC on June 3, 2024; June 4, 2024; June 14, 2024; June 21, 2024; July 16, 2024; July 18, 2024; and August 5, 2024; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 9, 2019, as updated by Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020, and as subsequently amended or updated.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at https://ir.sonimtech.com or by writing or calling us at the following address and telephone number:

Sonim Technologies, Inc.

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

S-12

PROSPECTUS

Sonim Technologies, Inc.
$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time, in one or more offerings, offer and sell up to $75,000,000 in the aggregate of the securities identified above. This prospectus provides you with a general description of the securities. We may offer these securities separately or together in units. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange, or exercise of any securities registered hereunder, including any applicable antidilution provisions.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”), under the symbol “SONM.” The last reported sale price of our common stock on Nasdaq on April 8, 2024, was $0.6154 per share.

As of April 9, 2024, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $14.9 million based on 43,206,083 shares of outstanding common stock as of April 5, 2024, of which 22,307,253 shares were held by our affiliates, and a price of 0.71 per share on March 11, 2024, which was the highest closing sale price of our common stock on Nasdaq within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2024.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our securities.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, and any applicable free writing prospectus. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus or prospectus supplement or any sale of the securities. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed.

Unless otherwise stated or the context requires otherwise, when we refer to “Sonim,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Sonim Technologies, Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

1

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements appear in this prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. The forward-looking statements in this prospectus and the documents incorporated herein by reference may include but are not limited to the statements about:

●	our business strategy and objectives;

●	our future financial performance and results of operations;

●	our expansion into new market segments and the development of our new segment of products;

●	our assessment of the market opportunities and our abilities to capitalize on such market opportunities;

●	our assessments of the impact of various events on our financial condition and results of operations;

●	our ability to regain compliance with the listing requirements of Nasdaq;

●	the performance of third parties upon which we depend, including manufacturers;

●	the volatility of capital markets and other macroeconomic factors, including inflationary pressures, banking instability issues, geopolitical tensions, or the outbreak of hostilities or war; and

●	expectations regarding the period during which we will qualify as a “smaller reporting company” or “emerging growth company.”

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

●	the availability of cash on hand and other sources of liquidity to fund our operations and grow our business;

●	our ability to compete effectively depends on multiple factors and we may not be able to continue to develop solutions to address user needs effectively;

●	we may not be able to continue to develop solutions to address user needs effectively, including our next-generation products, which could materially adversely affect our liquidity and our ability to continue operations;

●	a small number of customers account for a significant portion of our revenue;

2

●	our entry into the data device sector could divert our management team’s attention from existing products, cause delays in launching our new products, or otherwise have a significant adverse impact on our business, operating results, and financial condition;

●	we have failed and may continue to fail, to meet the listing standards of Nasdaq, and as a result, our common stock may become delisted, which could have a material adverse effect on the trading, liquidity, and market price of our common stock;

●	the financial and operational projections that we may provide from time to time are subject to inherent risks;

●	our ability to incorporate emerging technologies into our new consumer products given the lengthy development cycle;

●	our ability to adapt to shortened customer lead times and tightened inventory controls from our key customers;

●	we are materially dependent on some customer relationships that are characterized by product award letters and the loss of such relationships could harm our business and operating results;

●	our quarterly results may vary significantly from period to period;

●	we rely primarily on third-party contract manufacturers and partners;

●	if our products contain defects or errors, we could incur significant unexpected expenses, experience product returns and lost sales, experience product recalls, suffer damage to our brand and reputation, and be subject to product liability or other claims;

●	we are required to undergo a lengthy customization and certification process for each wireless carrier customer;

●	we are dependent on the continued services and performance of a concentrated and limited group of senior management and other key personnel;

●	we face risks related to the impact of various economic, political, environmental, social, and market events beyond our control can impact our business and results of operations; and

●	other risks and uncertainties other risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and documents we have filed with the SEC thereafter.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, any prospectus supplement, and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

3

Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

We are a leading U.S.-based provider of rugged solutions, including rugged phones, connected devices, and consumer durable phones. The Company’s growth strategy aims to enhance our leadership position in the rugged market by offering a comprehensive product portfolio that serves a broader customer base. We plan to penetrate the connected solutions market with high quality and competitively priced products and enter the consumer durable phone market, where we offer more durable devices to mid and value tiers. Since the second quarter of 2023 through the filing date of this report, we have won thirteen product awards for our expanded portfolio from carriers and channel partners. These new products will launch throughout 2024. Additionally, we have a non-core business using the ODM model, where we design products based on a customer’s specifications and find the manufacturer for the product. These products typically have low margins, high volume, and a short life cycle. In 2022 we began selling tablets under this ODM model and ceased tablet sales in October 2023 as their life cycle ended.

We currently have device placements with the three largest wireless carriers in the United States – AT&T, Verizon and T-Mobile – as well as the three largest wireless carriers in Canada – Bell, Telus and Rogers. While we primarily sell through the wireless carrier channel, we also sell through distribution channels in North America and Europe. Our tablets were sold unbranded and were imported by our customer to the U.S., for sale in the U.S. Our devices and accessories connect users with voice, data, workflow, and lifestyle applications that enhance the user experience while providing an extra level of protection.

Our solutions include ultra-rugged mobile phones capable of connecting to both public and private wireless networks, industrial-grade accessories that meet specific application requirements, and software applications and cloud-based tools that provide management and deployment services to our customers. We integrate Push-to-Talk (“PTT”) capabilities into both the hardware and software of our mobile phones, including a dedicated hard key that can initiate a PTT call even if the phone is in a sleep-state. The end customers of our solutions include construction, energy and utility, mining, recreation and hospitality, logistics, manufacturing, public sector and transportation entities. These customers primarily purchase our devices and accessories through their wireless carriers. The key attributes of our core solutions, tailored for the needs of our end users, include impact resistance, waterproofing, chemical resistant, and dustproof construction, extended battery life and extra loud audio, supported by a three-year comprehensive warranty. All of our devices run on the Android operating system, providing a familiar and intuitive user interface. Our smartphones have access to a library of millions of applications available through the Google Play Store. We have also implemented dozens of application programming interfaces specific to our mobile phones and have partnered with third-party application developers to create a purpose-built experience for our end users using these applications on our mobile phones. This includes working with the leading providers of PTT and mission-critical-PTT applications to deliver a seamless instant communications experience.

We currently have stocked phone and accessory products with the three largest U.S. wireless carriers: AT&T, T-Mobile and Verizon. This means that these carriers test and certify our mobile phones on their networks and maintain inventory in their warehouses. They then sell these products through their enterprise and retail sales teams to end customers, often on a subsidized or financed basis. Our full product portfolio is also stocked with the three largest Canadian wireless carriers.

4

Implications of Being an Emerging Growth Company

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to comply with certain reduced public company reporting requirements. We have elected to take advantage of certain of the scaled disclosure available for emerging growth companies in this prospectus as well as our filings under the Exchange Act of 1934 (the “Exchange Act”) including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earliest of:

(1)	the last day of our fiscal year in which we have total annual gross revenue of $1.235 billion;

(2)	December 31, 2024 (the last day of our fiscal year following the fifth anniversary of the date on which Sonim consummated its initial public offering);

(3)	the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period; or

(4)	the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Corporate Information

We were incorporated under the laws of the state of Delaware on August 5, 1999. Our principal executive offices are located at 4445 Eastgate Mall, Suite 200, San Diego, CA 92121, and our telephone number is (650) 378-8100.

5

Risk Factors

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before you decide to invest in our securities, you should carefully consider the risks discussed under the section entitled “Risk Factors” contained in the applicable prospectus supplement together with all of the other information contained o incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements” and the identically titled sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

6

Use of Proceeds

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects, and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

7

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.4  of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 27, 2020.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate, if any, and the method for calculating the interest rate;

8

●	the dates from which interest will accrue, the interest payment dates, and the record dates for the interest payments;

●	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

●	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

●	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents appointed with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

9

●	any other terms of the series of debt securities that may supplement, modify, or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

10

Consolidation, Merger and Sale of Assets

Sonim may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

●	Sonim is the surviving corporation or the successor person (if other than Sonim) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes Sonim’s obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of Sonim’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Sonim.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency, or reorganization of Sonim; and

●	any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

11

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense that might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by the trustee in compliance with such request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

12

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of any series of debt securities;

●	to comply with the applicable procedures of the applicable depositary;

●	to cure any ambiguity, defect, or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not materially adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then-outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

13

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

●	make any change to certain provisions of the indenture relating to waivers or amendments; or

●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

14

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

15

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Sonim.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution, or winding up on the common stock or preferred stock, if any.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock, preferred stock, or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. As of the date of this prospectus, we had no rights outstanding.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

16

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the rights and any rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the units and any unit agreements will be governed by and construed in accordance with the laws of the State of New York.

17

Plan of Distribution

We may sell the securities described herein from time to time in one or more offerings, by a variety of methods, including the following:

●	to or through underwriters;

●	to or through brokers or dealers;

●	through agents;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following (to the extent applicable):

●	the name or names of any underwriters, dealers, agents, or other purchasers;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

18

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers, and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters, dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

19

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Pursuant to recent amendments to Rule 15c6-1 of the Exchange Act, after May 28, 2024, trades may settle on the first business day that is also a trading day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Any underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

20

Legal Matters

The validity of the issuance of securities offered hereby will be passed upon for us by Venable LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Sonim Technologies, Inc. incorporated in this Registration Statement on Form S-3 by reference from Sonim Technologies, Inc.’s Annual Report on Form 10-K  for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus forms part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should read the actual documents for a more complete description of the relevant matters.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at https://ir.sonimtech.com. Through our website, we make available, free of charge, annual, quarterly, and current reports, proxy statements, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into this prospectus.

21

Incorporation by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed under the Exchange Act:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024;

●	our Current Report on Form 8-K filed with the SEC on March 14, 2024; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 9, 2019, as updated by Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 27, 2020, and as subsequently amended or updated.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. All such documents are deemed to be part of this prospectus from the date of the filing of such reports and documents.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at https://ir.sonimtech.com or by writing or calling us at the following address and telephone number:

Sonim Technologies, Inc.

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

22

Up to $8,943,000

Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners, LLC

August 6, 2024